22nd CENTURY GROUP, INC.

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Agreement is made as of ___________________ (the “Effective Date”), between 22nd Century Group, Inc., a Nevada corporation with an address at 9530 Main Street, Clarence, New York 14031, (the “Company”) and ____________________, an individual residing at _______________________________________ (the “Executive”).

WHEREAS, the Company has adopted the 22nd Century Group, Inc. 2010 Equity Incentive Plan (the “Plan”), providing for the grant to certain officers, employees, directors, consultants and advisors of the Company and its Affiliates the opportunity to acquire shares of the Company’s Common Stock; and

WHEREAS, the Board has determined that it would be in the best interest of the Company and its shareholders to provide the Executive with an incentive to remain in the service of the Company and to increase shareholder value by providing the Executive with the opportunity to own Common Stock of the Company.

NOW THEREFORE, in consideration of the promises and mutual agreements set forth in this Agreement, the Executive and the Company hereby agree as follows:

1.          Grant of Award.

(a)          Award. The Company, as of the Effective Date, hereby grants to the Executive an award (the “Award”) of ___________ shares of Common Stock of the Company (“Restricted Shares” or “Shares”) subject to the restrictions, terms and conditions set forth below and in the Plan.

(b)          Equity Plan. This Award is granted pursuant to the Plan, a copy of which the Executive acknowledges having received. The terms and conditions of the Plan are incorporated into this Agreement by reference. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Plan.

2.          Vesting of Award.

_____________

3.          Dividend and Voting Rights.

Subject to the terms of the Plan, the Executive will have all the rights of a shareholder of the Company with respect to voting the Restricted Shares awarded under this Agreement and receipt of dividends and distributions on such Shares.

4.          Restrictions on Transfer.

_____________

5.          Issuance and Custody of Certificate.

(a)          Legends.

The Company will cause to be issued one or more stock certificates, registered in the name of the Executive evidencing the Restricted Shares granted under this Award. Each certificate issued in respect of the Restricted Shares will bear the following legend:

 _____________

6.          Agreements of the Executive.

The Executive acknowledges that: (a) this Agreement is not a contract of employment and the terms of the Executive’s employment are not affected in any way by this Agreement except as specifically provided in this Agreement; and (b) the Award made by this Agreement does not confer any legal rights upon the Executive for continuation of employment or interfere with or limit the right of the Company to terminate the Executive’s employment at any time.

7.          Legal Compliance Restrictions.

The Company is not obligated to issue or deliver any certificates evidencing Restricted Shares awarded by this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of the certificates are in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange upon which the Common Stock of the Company is traded.

8.          Taxes.

The Company has agreed to pay the federal income taxes, state income taxes, and payroll taxes (if applicable) incurred by the Executive with respect to the Award made by this Agreement – up to a limit of thirty percent (30%) of fair market value of the shares as determined by Troconi Segarra and Associates. The Executive agrees to pay or make arrangements for the payment to the Company of the amount of any remaining tax liability with respect to the Award made by this Agreement. Payment will be due on the date the Company is required to withhold such taxes. In the event that any payment is not made when due, the Company has the right (a) to deduct, to the extent permitted by law, from any payment of any kind otherwise due to Executive from the Company all or a part of the amount required to be withheld, or (b) to pursue any other remedy at law or in equity.

9.          Notices.

Except as otherwise provided in this Agreement, all offers, notices and other communications given pursuant to this Agreement will be deemed to have been properly given if in writing and (a) hand delivered, (b) mailed, addressed to the appropriate party at the address of the party as shown at the beginning of this Agreement, postage prepaid, by certified or registered mail or by Federal Express or similar overnight courier service, or (c) sent by e-mail, facsimile or similar electronic transmission, with confirmation sent by way of one of the methods provided above. Either party may from time to time designate by written notice given in accordance with the provisions of this Section any other address or party to which such notice or communication or copies thereof must be sent.

10.         Binding Effect.

This Agreement is binding upon, and inures to the benefit of, the respective successors, assigns, heirs, executors, administrators and guardians of the parties hereto.

11.         Opportunity to Review.

The Executive acknowledges and understands that this Agreement has been prepared on behalf of the Company by its legal counsel. The Executive further acknowledges and understands that it is advisable for him to, and he has had reasonable opportunity to, consult with legal counsel or other independent advisors, other than the Company’s legal counsel, with respect to the terms and conditions of this Agreement

12.         Severability.

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement is deemed unenforceable under applicable law by a court having jurisdiction, the provision will be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

13.         New York Law.

This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

14.         Multiple Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party is entitled to rely on such facsimile signature as evidence that this Agreement has been duty executed by that party. Any party executing this Agreement by facsimile signature must immediately forward to the other party an original signature page by overnight mail.

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed and delivered, all as of the day and year first above written.

22nd CENTURY GROUP, INC.

By:
Name:
Title: